                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 17, 1999

                            MCN ENERGY GROUP INC
           (Exact name of registrant as specified in its charter)

       MICHIGAN                        1-10070                   38-2820658
(State of Incorporation)          (Commission File            (I.R.S. Employer
                                        Number)              Identification No.)

 500 GRISWOLD STREET, DETROIT, MICHIGAN                             48226
(Address of principal executive offices)                         (Zip Code)

             Registrant's telephone number, including area code:
                               (313) 256-5500
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ITEM 5. OTHER EVENTS

On May 17, 1999 MCN Energy Group Inc. issued the following press release:


                           MCN ENERGY GROUP ANNOUNCES
                              DELAYED 10-Q FILING


Detroit, May 17, 1999 -- MCN Energy Group Inc. (NYSE:MCN) today said it will delay the filing of its 1999 first quarter Form 10-Q with the Securities and Exchange Commission pending completion of a special investigation by the company of prior years' operations of CoEnergy Trading Company, its non-utility gas marketing subsidiary. MCN has identified transactions in which its internal control systems were overridden, resulting in the recording of certain expenses in improper periods. MCN, with the assistance of Deloitte & Touche LLP, its independent auditors, is investigating the situation to determine the precise impact of these transactions. It is likely that restatements of prior-period financial results will be required. Although the investigation is not complete, the analysis to date indicates that reported 1997 net income will be reduced, with offsetting increases made to results reported in subsequent periods.
     "Our review of the situation is not complete, but it is very important to note that what we have identified so far are instances in which certain expenses were recorded in the wrong earnings periods," MCN Chairman, President and CEO Alfred R. Glancy III said. "Our findings indicate this is not a situation involving commodity trading losses, falsely recorded revenues or any other issue that would affect MCN's financial position. Rather, it is a case of earnings manipulation by certain individuals who are no longer with the company."
     Three employees, including two subsidiary officers, have been terminated. Disciplinary action against other employees will likely be forthcoming upon completion of the investigation.
     Guy Jarvis, currently vice president of CoEnergy Trading Company, has assumed all operating responsibilities for this gas marketing subsidiary.
     "The actions of the terminated employees were intolerable," Glancy said. "We have taken decisive actions that reinforce our long-standing commitment to the highest level of conduct by all of our employees. Guy Jarvis has a long, distinguished record of achievement, and I am confident he will lead our non-utility marketing segment with the utmost integrity."


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     MCN advises investors that, until its investigation is complete, previously published financial statements and independent auditor reports for prior periods should not be relied upon, in light of anticipated changes in CoEnergy Trading Company's reported results.
     The company will host an analyst conference call at 5:30 p.m. EDT today, May 17, in which all interested parties may participate on-line through its web-site, at www.mcnenergy.com.
             ----------------



                                      ###


MCN Energy Group Inc. is a diversified energy holding company with more than $4 billion of assets, and with markets and investments throughout North America and in Asia. The company operates through two major business groups: Diversified Energy, operating through MCN Investment Corporation, is involved in natural gas gathering, processing and transmission, energy marketing, electric power generation and other energy-related businesses; Gas Distribution consists principally of Michigan Consolidated Gas Company, a natural gas distribution and transmission company serving 1.2 million customers in more than 500 communities throughout Michigan. Information about MCN Energy Group is available on the World Wide Web at www.mcnenergy.com.
                      -----------------

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. These statements are based upon assumptions and analyses made by management in light of current conditions, expected future developments and other factors deemed appropriate to the circumstances, as well as information obtained from third parties. The results of a further investigation by management and independent auditors could materially change the bases for statements made in this news release.
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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MCN ENERGY GROUP INC.


Date: May 17, 1999                       By: /s/ Richard G. Kennedy
                                             ----------------------------
                                                 Richard G. Kennedy
                                                 Vice President